Exhibit 10.1

FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Amendment”), dated as of October 28, 2016, is entered into by and among Boyd Gaming Corporation, a Nevada corporation (“Buyer”), Cannery Casino Resorts, LLC, a Nevada limited liability company (“Seller”), The Cannery Hotel and Casino, LLC, a Nevada limited liability company (“Cannery”), and Nevada Palace, LLC, a Nevada limited liability company (“Eastside”, and together with Cannery, each a “Company” and together the “Companies”).

WHEREAS, the parties hereto entered into that certain Membership Interest Purchase Agreement, dated as of April 25, 2016 (the “MIPA”);

WHEREAS, the parties hereto desire to amend the outside date for the Closing referenced in Section 10.01(b) and Section 10.01(c) of the MIPA; and

WHEREAS, pursuant to Section 12.11 of the MIPA, any amendment to the MIPA must be in writing and signed on behalf of each of Buyer, Seller and the Companies.

NOW, THEREFORE, in consideration of the acknowledgements, covenants and agreements of Buyer, Seller and the Companies set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto under the MIPA.

2.The reference to the date “October 31, 2016” in each of Section 10.01(b) and Section 10.01(c) of the MIPA is hereby deleted and replaced with “December 31, 2016”.

3.Each of Seller, Cannery and Eastside acknowledges and agrees that Buyer has performed and satisfied all of its covenants and obligations under Section 8.04 of the MIPA through and as of the date of this Amendment. Buyer acknowledges and agrees that each of Seller, Cannery and Eastside has performed and satisfied all of its covenants and obligations under Section 8.04 of the MIPA through and as of the date of this Amendment.

Nothing in this Amendment shall be interpreted as an amendment to any other requirements specified in the MIPA and the MIPA, as amended, hereby, shall remain in full force and effect immediately after the execution hereof. The validity, performance, construction and effect of this Amendment, and all matters arising out of or relating to this Amendment, shall be governed by the laws of the State of New York, without giving effect to principles of conflict of Laws. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or other electronically transmitted signatures shall be as effective as original signatures.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first written above.

BUYER	SELLER

BOYD GAMING CORPORATION, a Nevada corporation	CANNERY CASION RESORTS, LLC, a Nevada limited liability company

By: /s/ Brian A. Larson	By: /s/ Tom Lettero
Name: Brian A. Larson	Name: Tom Lettero
Title: EVP, Secretary & General Counsel	Title: President & CFO

CANNERY	EASTSIDE

The Cannery Hotel and Casino, LLC, a Nevada limited liability company	Nevada Palace, LLC, a Nevada limited liability company

By: /s/ William Paulos	By: /s/ William Paulos
Name: William Paulos	Name: William Paulos
Title: Manager	Title: Manager

[Signature Page to First Amendment to MIPA]